Exhibit 21

SUBSIDIARIES OF AMERICAN TOWER CORPORATION

Subsidiary	Jurisdiction of Incorporation or Organization
10 Presidential Way Associates, LLC	Delaware
Adquisiciones y Proyectos Inalámbricos, S. de R.L. de C.V. (1)	Mexico
American Tower Corporation de Mexico, S. de R.L. de C.V. (2)	Mexico
American Tower Delaware Corporation	Delaware
American Tower do Brasil Cessão de Infra-Estruturas Ltda. (3)	Brazil
American Tower International, Inc.	Delaware
American Tower Management, LLC	Delaware
American Tower Mauritius	Republic of Mauritius
American Tower LLC	Delaware
American Tower, L.P. (4)	Delaware
American Towers, Inc.	Delaware
ATC Asia Holding Company, LLC	Delaware
ATC GP, Inc.	Delaware
ATC Holding Company, LLC	Delaware
ATC International Holding Corp.	Delaware
ATC LP, Inc.	Delaware
ATC MexHold, Inc.	Delaware
ATC Mexico Holding Corp.	Delaware
ATC Midwest, LLC	Delaware
ATC Presidential Way, Inc.	Delaware
ATC South America Holding Corp.	Delaware
ATC South LLC	Delaware
ATC Tower Company of India Private Limited (5)	India
ATC Tower Services, Inc.	New Mexico
ATS-Needham LLC (6)	Massachusetts
ATS/PCS, LLC	Delaware
California Tower, Inc.	Delaware
CNC2 Associates, LLC	Delaware
Columbia Steel, Inc.	South Carolina
Haysville Towers, LLC (7)	Kansas
Iron & Steel Co., Inc.	Delaware
L & T Communications, Inc.	Missouri
Lodestar New Orleans, Inc.	Florida
Lodestar Realty, Inc.	Delaware
Lodestar Site Management, Inc.	Florida
Lodestar Towers California, Inc.	Delaware
Lodestar Towers Central, Inc.	Delaware
Lodestar Tower Charlotte, Inc.	Florida
Lodestar Tower Jacksonville, Inc.	Florida
Lodestar Towers Mid-Atlantic, Inc.	Delaware
Lodestar Towers Mt. Harvard, Inc.	Delaware
Lodestar Tower North Palm Beach, Inc.	Florida
Lodestar Towers Northeast, Inc.	Delaware
Lodestar Tower Orlando, Inc.	Florida
Lodestar Towers Southeast, Inc.	Delaware
Lodestar Tower St. Louis, Inc.	Florida
Lodestar Tower St. Petersburg, Inc.	Florida
Lodestar Towers, Inc.	Florida
LST Companies, Inc.	Delaware

SUBSIDIARIES OF AMERICAN TOWER CORPORATION—(Continued)

Subsidiary	Jurisdiction of Incorporation or Organization
MATC Celular, S. de R.L. de C.V. (8)	Mexico
MATC Digital, S. de R.L. de C.V. (8)	Mexico
MATC Servicios, S. de R.L. de C.V. (8)	Mexico
MHB Tower Rentals of America, LLC	Mississippi
New Loma Communications, Inc.	California
Shreveport Tower Company (9)	Louisiana
SNE, LLC	Rhode Island
Southern Towers, LLC	Delaware
SpectraSite Broadcast Towers, Inc.	Delaware
SpectraSite Building Group, Inc.	Delaware
SpectraSite Communications, Inc.	Delaware
SpectraSite, LLC	Delaware
SpectraSite Tower Leasing South, Inc.	Wyoming
SpectraSite Tower Leasing, Inc.	Washington
SpectraSite Wireless Towers, Inc.	Delaware
Spurs of Missouri, Inc.	Missouri
Telecom, Towers, LLC	Delaware
Tower Asset Sub, LLC	Delaware
Tower Asset Sub II, Inc.	Delaware
Towers of America L.L.L.P. (10)	Delaware
UniSite/Omni Point NE Tower Venture, L.L.C. (11)	Delaware
UniSite/OmniPoint FL Tower Venture, L.L.C. (11)	Delaware
UniSite/OmniPoint PA Tower Venture L.L.C. (11)	Delaware
Unisite, LLC	Delaware
Verestar International, Inc.	Delaware
Verestar, Inc.	Delaware
Verestar Networks, Inc.	Delaware

(1)	99% owned by American Tower Corporation de Mexico, S. de R.L. de C.V. and 1% owned by ATC Mexico Holding Corporation.
(2)	99.99% owned by ATC Mexhold, Inc. and 0.01% owned by American Tower Corporation.
(3)	99.99% owned by ATC South America Holding Corp. and 0.01% owned by American Tower International, Inc.
(4)	1% owned by ATC GP, Inc. and 99% owned by ATC LP, Inc.
(5)	0.005 % owned by American Towers, Inc. and 48.775% owned by American Tower International, Inc.
(6)	45.24% owned by American Tower, L.P. and 34.76% owned by American Towers, Inc.
(7)	67% owned by Telecom Towers, LLC.
(8)	99.9% owned by American Tower Delaware Corporation De Mexico S. de R.L. de C.V. and 0.01% owned by American Towers, Inc.
(9)	50% owned by Telecom Towers and 50% owned by ATC South LLC.
(10)	49% owned by American Tower, L.P. and 51% owned by ATC GP, Inc.
(11)	95% owned by Unisite, LLC.